Exhibit 23
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-42270) dated August 15, 1991, Registration Statement on Form S-3 (No. 33-69526) dated September 28, 1993, Registration Statement on Form S-3 (No. 33-02163) dated March 29, 1996, Registration Statement on Form S-8 (No. 33-14980) dated June 11, 1987, Registration Statement on Form S-8 (No. 33-16461) dated August 12, 1987, Registration Statement on Form S-8 (No. 33-14974) dated June 10, 1987, Post Effective Amendment to Registration Statement on Form S-4 (No. 33-32579-02) dated February 21, 1990 on Form S-8, Registration Statement on Form S-8 (No. 33-33577) dated February 21, 1990, Registration Statement on Form S-8 (No. 33-36221) dated August 2, 1990, and Registration Statement on Form S-8 (No. 33-37866) dated November 15, 1990 of Thermo Instrument Systems Inc. of our report dated June 12, 1996 relating to the consolidated financial statements of the Fisons Scientific Instruments Business, which appears in the Current Report on Form 8-K/A of Thermo Instrument Systems Inc. dated June 12, 1996.



   Price Waterhouse
   London, England
   June 12, 1996